UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Professional Drive,

Gaithersburg, Maryland 20879

(Address of principal executive offices, including zip code)

(240) 631-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Term Loan Agreement

On August 30, 2024, Emergent BioSolutions Inc. (the “Company”) entered into a Credit Agreement (the “Term Loan Agreement”) by and among the Company, the lenders from time to time party thereto, and OHA Agency LLC, as administrative agent (the “Term Loan Agreement”). The Term Loan Agreement provides for a term loan (the “Term Loan”) of $250 million, which was drawn in full on the date of entry into the Term Loan Agreement (the “Closing Date”). The Term Loan was issued with an original issue discount of 3.00%.

The Term Loan will accrue interest at the Company’s option at (i) the Base Rate (as defined in the Term Loan Agreement) (subject to a floor of 1.00%) plus 7.25% per annum, referred to as “Base Rate Loans” or (ii) Adjusted Term SOFR (as defined in the Term Loan Agreement) (subject to a floor of 2.00% until the second anniversary of the Closing Date, and thereafter, 3.00%) plus 8.25% per annum, referred to as “Term SOFR Loans”). A default interest rate of an additional 2.00% per annum would apply on all outstanding obligations that are not paid when due. If any defaulted obligations are Term SOFR Loans, then such loans would, at the end of the applicable interest period, automatically be converted to Base Rate Loans that would continue to be subject to the default interest rate.

The Term Loan will mature on the first to occur (such date, the “Term Loan Maturity Date”) of (i) August 30, 2029, (ii) the date of acceleration of the Term Loan upon the occurrence and during the continuance of an event of default and (iii) solely to the extent the aggregate principal amount of the Company’s 3.875% Senior Unsecured Notes due 2028 (the “Notes”) outstanding exceeds $25,000,000, May 15, 2028, which is three months prior to the August 15, 2028 maturity date of the Notes. The Term Loan Agreement contains certain customary default and cross-default provisions, representations and warranties and affirmative and negative covenants, including (a) restrictions on prepayments and repurchases of indebtedness, including the Notes, subject to further customary permitted debt payments (b) a minimum liquidity requirement of $75.0 million commencing on September 30, 2024 and tested every two weeks, and (c) a consolidated gross leverage ratio tested every fiscal quarter commencing with the fiscal quarter ending December 31, 2025, initially at 5.10:1.00 with step-downs as set forth in the Term Loan Agreement.

All indebtedness outstanding under the Term Loan Agreement is guaranteed by certain of the Company’s direct and indirect subsidiaries, other than certain subsidiaries that are not material, are excluded pursuant to the terms of the Term Loan Agreement, or will become guarantors on a post-closing basis (the Company and the guarantors, collectively, the Credit Parties”). The indebtedness under the Term Loan Agreement is secured by a first-priority security interest in and lien on substantially all assets of the Company and the other Credit Parties.

The Company may elect to prepay the Term Loan, in whole or in part, subject to (i) through and including the first anniversary of the Closing Date, a make-whole premium plus 4.00% of the aggregate principal amount of the Term Loan subject to prepayment and (ii) after the first anniversary of the Closing Date, a 4.00% prepayment premium, which percentage shall be reduced by 0.25% as set forth on a schedule attached to the Term Loan Agreement. The Term Loan Agreement requires mandatory prepayments of the Term Loan in an amount equal to (a) 100% of the aggregate net cash proceeds from the incurrence of certain indebtedness by the Credit Parties and (b) (subject to certain reinvestment rights) 100% of the aggregate net cash proceeds from (1) subject to certain specified exceptions, dispositions of property by the Credit Parties (provided that with respect to any dispositions occurring on or after the Closing Date, prepayment will not be required unless the net cash proceeds exceed $10,000,000 in the aggregate per fiscal year or $5,000,000 on a per-transaction basis) and (2) insurance proceeds received by any Credit Party or their subsidiaries resulting from theft, loss, physical destruction or damage of property.

On the Closing Date, the Company used a portion of the proceeds of the Term Loan to repay all amounts outstanding and terminate commitments under the senior term loan facility under the Amended and Restated Credit Agreement, dated October 15, 2018, by and among the Company, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as the Administrative Agent (as amended, the “Prior Credit Agreement”), plus accrued interest and fees. The Company previously repaid all amounts outstanding under the revolving credit facility under the Prior Credit Agreement.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Term Loan Agreement contains representations, warranties and other provisions that were made only for purposes of the applicable agreement and as of specific dates, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by such parties. The Term Loan Agreement is not intended to provide any other factual information about the Company.

Issuance of Warrants and Common Stock

In connection with their entry into the Term Loan Agreement, the Company entered into a Warrant Agreement, dated August 30, 2024 (the “Warrant Agreement”), with Broadridge Corporate Issuer Solutions LLC, as Warrant Agent, under which the Company has agreed to issue to the lenders (i) warrants (the “Series I Warrants”) to purchase 1,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common

Stock”) and (ii) warrants (the “Series II Warrants” and, together with the Series I Warrants, the “Warrants”) to purchase 1,500,000 shares of the Company’s common stock, in each case, with an exercise price per share to be determined by formulas based on the volume weighted average price per share of Common Stock for the 30 consecutive trading days ending on, but excluding, the 10th business day after the Closing Date in the manner described in the Warrant Agreement (the “30-Day VWAP”). The Series I Warrants will have an exercise price that is 110% of the 30-Day VWAP and the Series II Warrants will have an exercise price that is 175% of the 30-Day VWAP. The Warrants will be exercisable beginning on the 11th business day following the issuance date and will expire on August 30, 2029 unless earlier exercised in full. In addition, the Company and lenders entered into a Subscription Agreement, dated August 30, 2024 (the “Subscription Agreement”) under which the Company agreed to issue to the lenders shares of Common Stock with an aggregate value of $10 million (the “Shares”), at a price per share equal to the 30-Day VWAP. Notwithstanding the foregoing, the number of Shares to be issued will be reduced to the extent the number of Shares, when combined with the number of shares underlying the Warrants, would exceed 19.9% of (i) the Company’s outstanding shares of Common Stock or (ii) the total voting power of the Common Stock outstanding on the Closing Date.

Closing of the issuance of the Shares is expected to occur on or around September 17, 2024. Under the Warrant Agreement, the Company agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of the Warrants, the shares underlying the Warrants and the Shares.

The foregoing description of the Warrant Agreement, the Warrants and the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Warrant Agreement, the form of Warrant and the form of Subscription Agreement, copies of which are attached as Exhibits 10.2, 4.1 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On August 30, 2024, in connection with the Company’s entry into the Term Loan Agreement, the Company terminated its obligations under the Prior Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K under the subheading “Term Loan Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Form 8-K under the subheading “Issuance of Warrants and Common Stock” is incorporated into this Item 3.02 by reference. The Warrants were, and the Shares will be, issued pursuant to Section 4(a)(2) of the Securities Act. The Company did not and will not receive any proceeds from the issuance of the Warrants or Shares, although upon the exercise of the Warrants, if any, the Company will receive the exercise price thereof.

Item 7.01	Regulation FD Disclosure

On September 3, 2024, the Company issued a press release announcing entry into the Credit Agreement, the Warrant Agreement and the Subscription Agreement and repayment of its obligations under the Prior Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01	Other Events

On August 30, 2024, the Company entered into the First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated as of August 7, 2020, among the Company, certain subsidiary guarantors and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) as trustee, with respect to the Notes. The First Supplemental Indenture joins certain of the Company’s subsidiaries that are providing guarantees under the Term Loan Agreement as guarantors of the Notes.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the First Supplemental Indenture, a copy of which is attached as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant (included in Exhibit 10.2).

4.2	First Supplemental Indenture, dated as of August 30, 2024, by and among Emergent BioSolutions Inc., the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

10.1	Credit Agreement, dated as of August 30, 2024, by and among Emergent BioSolutions Inc., the lenders from time to time party thereto and OHA Agency LLC, as administrative agent.†

10.2	Warrant Agreement between Emergent BioSolutions Inc. and Broadridge Corporate Issuer Solutions LLC, as Warrant Agent, dated August 30, 2024.

10.3	Form of Subscription Agreement, dated August 30, 2024, between Emergent BioSolutions Inc. and the Subscribing Entities.

99.1	Press release issued by Emergent BioSolutions Inc. on September 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified information is (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: September 3, 2024	By:	/s/ RICHARD S. LINDAHL
	Name:	Richard S. Lindahl
	Title:	Executive Vice President, Chief Financial Officer and Treasurer